Exhibit 5.1

Our ref	SQG/610333-000003/32168861v5
Direct tel	+852 2522 9333
Email	juno.huang@maples.com

Origin Agritech Limited

Origin R&D Center, Shuangbutou Village

Xushuang Road, Songzhuang Town

Tongzhou District, Beijing China 101119

30 June 2025

Dear Sirs

Origin Agritech Limited

We have examined the Registration Statement on Form S-8 to be filed by Origin Agritech Limited, a company limited by shares registered with limited liability under the BVI Business Companies Act (As Revised) (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of 5,000,000 ordinary shares of no par value of the Company (the “Shares”) for issuance pursuant to the following Plan (the “Plan):

Origin Agritech Limited 2024 Performance Equity Plan

As British Virgin Islands counsel to the Company, we have examined the corporate authorizations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorizing their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the unanimous written resolutions adopted by the board of directors of the Company dated 15 June 2024 and 26 June 2025 (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

In this opinion, the phrase "non-assessable" means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP